UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2009

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

In light of the continuing deterioration in worldwide economic conditions, on January 28, 2009 the Board of Directors of Broadcom Corporation ("Broadcom") committed to a restructuring plan. The plan includes a reduction in Broadcom’s worldwide headcount of approximately 200 people, which represents approximately 3% of Broadcom’s global workforce. Broadcom began implementing the plan immediately and expects that it will be substantially completed later in 2009.

Broadcom expects to incur approximately $8.0 million to $10.0 million in restructuring costs related to the plan, primarily for severance and other charges associated with the reduction in workforce. Of the total restructuring costs, approximately $2.5 million to $4.0 million is expected to be stock-based compensation expense. Broadcom anticipates that it will recognize most of these charges in the first quarter of 2009, with a portion to be recognized later in 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

February 3, 2009	By:	/s/ Robert L. Tirva

Name: Robert L. Tirva
Title: Vice President and Corporate Controller